                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Thomaston Mills, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

THOMASTON MILLS, INC.

                                                    (THOMASTON MILLS, INC. LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 5, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Thomaston Mills, Inc. (the "Company") will be held in the Employee Relations Office of the Company, 207 East Gordon Street, Thomaston, Georgia 30286 on October 5, 2000 at 11:00 A.M., Eastern Daylight Saving Time, for the following purposes:

          (1) To elect a Board of ten Directors;

          (2) To approve the selection of Ernst & Young LLP, certified public accountants, as independent auditors for the Company for the fiscal year 2001; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof;

all as set forth in the Proxy Statement accompanying this notice.

     The stock transfer books of the Company will not be closed. Only shareholders of record of Class B Common Stock at the close of business on August 22, 2000 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ NEIL H. HIGHTOWER
                                          NEIL H. HIGHTOWER
                                          President and Chief
                                          Executive Officer

Dated: September 14, 2000

SHAREHOLDERS ARE URGED TO FILL IN AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR ATTENDANCE AT THE MEETING IS URGED. IF YOU ATTEND THE MEETING AND DECIDE YOU WANT TO VOTE IN PERSON YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY.

                             THOMASTON MILLS, INC.
                         ------------------------------
                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 5, 2000

     This statement is furnished in connection with the solicitation by the Board of Directors of Thomaston Mills, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held in the Employee Relations Office of the Company, 207 East Gordon Street, Thomaston, Georgia 30286 on October 5, 2000 at 11:00 A.M., Eastern Daylight Saving Time. A form of proxy is enclosed herewith. Any shareholder who executes and delivers a proxy may revoke it at any time before it is voted by (i) giving written notice to the Secretary of the Company, 115 E. Main Street, P.O. Box 311, Thomaston, Georgia 30286; (ii) delivering a duly executed proxy bearing a later date to the Secretary of the Company at said address; or (iii) appearing at the meeting and voting in person.

     As of the date hereof, the only business that management intends to present or knows that others will present at the annual meeting is the election of ten directors; and a proposal to approve the selection of Ernst & Young LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending June 30, 2001.

     All shares of the Company's Class B Common Stock represented by effective proxies will be voted as specified in connection with each of the matters to be voted upon at the Annual Meeting. Unless otherwise specified, proxies will be voted in favor of the slate of ten nominees for director; and in favor of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2001.

     The cost of soliciting proxies will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, telegram or personal interview. Only holders of issued and outstanding shares of Class B Common Stock of the Company of record at the close of business on August 22, 2000 are entitled to notice of, and to vote at, the meeting. Each shareholder is entitled to one vote per share of Class B Common Stock held on such record date. At the close of business on August 22, 2000, there were 1,630,366 shares of Class B Common Stock issued, outstanding and entitled to be voted, and 4,909,680 shares of Class A Common Stock issued and outstanding, which have no voting rights other than those provided by law. Unless the context indicates otherwise, all amounts set forth herein have been adjusted to reflect all stock dividends previously distributed.

     The Company's officers and directors, and certain of their affiliates, own in the aggregate a sufficient number of shares of the Company's Class B Common Stock to approve each of the matters to be presented at the Annual Meeting of Shareholders (see "Principal Holders of Class A and Class B Common Stock") and it is anticipated that such persons will vote their shares in favor of each of the proposals.

     It is anticipated that this proxy statement and the accompanying form of proxy will be mailed to shareholders on or about September 14, 2000.

             PRINCIPAL HOLDERS OF CLASS A AND CLASS B COMMON STOCK

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of September 14, 2000 by (i) each director of the Company, (ii) each executive officer of the Company named in the Long Term Compensation Table on page 7, (iii) all directors and executive officers of the Company as a group and
(iv) each person known by the Company to own beneficially more than 5% of the outstanding Class A Common Stock or Class B Common Stock. The numbers and percentages set forth below include shares which are not presently outstanding, but which are subject to presently exercisable options and thus may be deemed outstanding by virtue of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Pursuant to Rule 13d-3(d)(1), shares subject to presently exercisable options held by each director and executive officer are deemed outstanding for purposes of calculating the percentage of total outstanding shares held by such person or by the group, but are not deemed to be outstanding for purposes of calculating the percentage of total outstanding shares held by any other individual.

                                                        CLASS A COMMON STOCK         CLASS B COMMON STOCK
                                                     --------------------------   --------------------------
                                                        SHARES        PERCENT        SHARES        PERCENT
                                                     BENEFICIALLY    OF CLASS     BENEFICIALLY    OF CLASS
NAME OF BENEFICIAL OWNER                                OWNED       OUTSTANDING      OWNED       OUTSTANDING
------------------------                             ------------   -----------   ------------   -----------
Thomas D. Adams, Jr.(1)............................      44,168         0.85         116,610         6.31
C. Ronald Barfield(2)..............................      28,494         0.55          17,052         0.92
Robert B. Dale(3)(4)...............................       8,000         0.16               0            *
Archie H. Davis....................................         900            *             100            *
H. Stewart Davis(3)(5).............................     123,112         2.47         295,479        17.36
George H. Hightower(3)(6)..........................     328,032         6.30         130,267         7.05
George H. Hightower, Jr.(3)(7).....................     204,308         4.11         271,025        15.92
Neil H. Hightower(3)(8)............................     436,752         8.78         331,759        19.49
William H. Hightower, Jr.(3)(9)....................     338,755         6.50          96,324         5.22
William H. Hightower, IV(3)(10)....................      39,423         0.80         111,561         6.84
A. William Ott(3)(11)..............................       9,400         0.18           3,000         0.16
Rosser R. Raines...................................           0            *           2,276            *
Dr. Jerry M. Williamson............................       1,100            *             200            *
Dom H. Wyant.......................................         600            *             200            *
All directors and executive officers as a group (17
  persons) (12)....................................   1,008,411        19.36       1,152,965        62.43
Mount Vernon Mills, Inc.(13).......................   1,002,534        20.42         162,318         9.96
Quest Advisory Corporation and Quest Management
  Company(14)......................................     327,800         6.68               0            *

---------------

   * Less than 1/2 of 1% of class
 (1) Mr. Adams' business address is 614 N. Church Street, Thomaston, Georgia 30286. Includes 44,168 shares of class A Common Stock and 30,990 shares of Class B Common Stock owned of record by Mr. Adams. He is an income beneficiary of a trust holding 186,188 shares of Class A Common Stock and 90,198 shares of Class B Common Stock. Mr. Adams holds voting rights from family members for 85,620 shares of Class B Common Stock.
 (2) Includes 660 shares of Class A Common Stock and 820 shares of Class B Common Stock owned of record by Mr. Barfield and 27,834 shares of Class A Common Stock and 16,232 shares of Class B

     Common Stock owned by Upson County Hospital Trust Fund, a charitable trust (the "Upson Trust"). Mr. Barfield serves as a trustee of the Upson Trust, the shares of which are voted in accordance with the wishes of the majority of the trustees. Mr. Barfield disclaims beneficial ownership with respect to shares owned by the Upson Trust.
 (3) The business address of this beneficial shareholder is c/o Thomaston Mills, Inc., 115 East Main Street, P.O. Box 311, Thomaston, Georgia 30286-0004.
 (4) Includes 4,000 share of Class A Common Stock owned of record by Mr. Dale and 4,000 shares of Class A Common Stock which Mr. Dale could acquire upon the exercise of options within 60 days of September 14, 2000.
 (5) Includes 57,512 shares of Class A Common Stock and 96,963 shares of Class B Common Stock owned of record by Mr. Davis. Mr. Davis holds voting rights from family members for 126,338 shares of Class B Common Stock. Also includes 65,600 shares of Class A Common Stock and 72,178 shares of Class B Common Stock which Mr. Davis could acquire upon the exercise of options within 60 days of September 14, 2000.
 (6) Includes 69,150 shares of Class A Common Stock and 37,019 shares of Class B Common Stock owned of record by Mr. George H. Hightower; 231,048 shares of Class A Common Stock and 77,016 shares of Class B Common Stock owned by Community Enterprises, Inc., a charitable foundation (the "Community Foundation"); and 27,834 shares of Class A Common Stock and 16,232 shares of Class B Common Stock owned by the Upson Trust. Mr. Hightower serves as a trustee of the Community Foundation and the Upson Trust, the shares of which are voted in accordance with the wishes of the majority of the trustees. Mr. Hightower disclaims beneficial ownership with respect to shares owned by the Community Foundation and the Upson Trust.
 (7) Includes 138,708 shares of Class A Common Stock and 198,846 shares of Class B Common Stock owned of record by Mr. George H. Hightower, Jr. Also includes 65,600 shares of Class A Common Stock and 72,179 shares of Class B Common Stock that Mr. Hightower could acquire upon the exercise of options within 60 days of September 14, 2000.
 (8) Includes 103,949 shares of Class A Common Stock and 165,732 shares of Class B Common Stock owned of record by Mr. Neil H. Hightower; 8,321 shares of Class A Common Stock and 600 shares of Class B Common Stock owned of record by Mr. Hightower's wife; 231,048 shares of Class A Common Stock and 77,016 shares of Class B Common Stock owned of record by the Community Foundation and 27,834 shares of Class A Common Stock and 16,232 shares of Class B Common Stock owned of record by the Upson Trust. Mr. Hightower serves as a trustee of the Community Foundation and the Upson Trust, the shares of which are voted in accordance with the wishes of the majority of the trustees. Mr. Hightower disclaims beneficial ownership with respect to shares owned by his wife, the Community Foundation and the Upson Trust. Also includes 65,600 shares of Class A Common Stock and 72,179 shares of Class B Common stock that Mr. Hightower could acquire upon the exercise of options within 60 days of September 14, 2000.
 (9) Includes 107,707 shares of Class A Common Stock and 19,308 shares of Class B Common Stock owned of record by Mr. William H. Hightower, Jr. and 231,048 shares of Class A Common Stock and 77,016 shares of Class B Common Stock owned of record by the Community Foundation. Mr. Hightower serves as a trustee of the Community Foundation, the shares of which are voted in accordance with the wishes of the majority of the trustees. Mr. Hightower disclaims beneficial ownership with respect to shares owned by the Community Foundation.
(10) Includes 23,732 shares of Class A Common Stock and 1,964 shares of Class B Common Stock owned of record by Mr. William H. Hightower, IV and 4,491 shares of Class A Common Stock and 200 shares of Class B Common Stock owned of record by Mr. Hightower's wife. Mr. Hightower holds voting rights from family members for 109,397 shares of Class B Common Stock. Also includes 11,200 shares of Class A Common Stock which Mr. Hightower could acquire upon the exercise of options within 60 days of September 14, 2000.
(11) Includes 3,800 shares of Class A Common Stock and 3,000 shares of Class B Common Stock owned of record by Mr. A. William Ott. Also includes 5,600 shares of Class A Common Stock which Mr. Ott could acquire upon the exercise of options within 60 days of September 14, 2000.
(12) Includes 101,500 shares of Class A Common Stock that officers, other than Mr. Neil Hightower, Mr. Stewart Davis, and Mr. George Hightower, Jr. could acquire upon the exercise of options within 60 days of September 14, 2000, in addition to the shares listed above as beneficially owned by Mr. Neil H. Hightower, Mr. H. Stewart Davis, and Mr. George H. Hightower, Jr.
(13) Includes 435,839 shares of Class A Common Stock and 151,656 shares of Class B Common Stock owned of record by Mount Vernon Mills, Inc., which has sole voting and investment power with respect to such shares, 49,000 shares of Class A Common Stock owned of record by Pamplin Foundation, 416,650 shares of Class A Common Stock and 10,662 shares of Class B Common Stock owned of record by Robert B. Pamplin, and 101,045 shares of Class A Common Stock owned of record by Christ Community Church for which Robert Pamplin, Jr. has sole voting and investment power. R. B. Pamplin Corporation, a private family-owned corporation of which Mr. Robert B. Pamplin is chairman, owns Mount Vernon Mills, Inc., a textile company based in Greenville, South Carolina.
(14) Based solely on a Schedule 13G filed with the Commission as of February 2, 2000, on behalf of Quest Advisory Corporation, Quest Management Company and Charles M. Royce, these reporting persons have sole voting and investment power with respect to 327,800 shares of Class A Common Stock.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and to provide copies of such reports to the Company. Based solely on the Company's review of the copies of such reports provided to the Company or written representations from certain reporting persons that no annual reports were required for such persons, these filing requirements were satisfied for the year ended July 1, 2000. The Company has no knowledge of any reports filed under Section 16 on behalf of Mount Vernon Mills, Inc. or any affiliates thereof.

                      ELECTION OF DIRECTORS (PROXY ITEM 1)

     Proxies in the accompanying form will be voted as indicated for the election of the ten nominees for director listed below to serve for one year or until their successors are elected and shall have qualified. In the event that any such nominee is unable to serve, an event which is not anticipated, such proxies will be voted for the remaining nominees and for such other person or persons, if any, as the present Board of Directors may designate.

                                                                  COMMON STOCK OWNED BENEFICIALLY
                                             YEAR      -----------------------------------------------------
                                            FIRST         CLASS A NON-VOTING            CLASS B VOTING
                                           ELECTED           COMMON STOCK                COMMON STOCK
PROPOSED DIRECTORS, 5 YEAR                A DIRECTOR   -------------------------   -------------------------
EMPLOYMENT HISTORIES AND                    OF THE      NUMBER          PERCENT     NUMBER          PERCENT
CERTAIN OTHER DIRECTORSHIPS         AGE    COMPANY     OF SHARES        OF CLASS   OF SHARES        OF CLASS
---------------------------         ---   ----------   ---------        --------   ---------        --------
Thomas D. Adams, Jr.                56       1976        44,168(1)        0.85      116,610(1)        6.31
President, Adams Realty Company,
Thomaston, Georgia

C. Ronald Barfield                  63       1989        28,494(1)        0.55       17,052(1)        0.92
Partner, Adams, Barfield, Dunaway
& Hankinson
Thomaston, Georgia

Archie H. Davis                     58       1993           900              *          100              *
President, CEO and Director The
Savannah Bank, N.A., Savannah,
Georgia Formerly Senior Vice
President of Interstate/Johnson
Lane, also serves as a Director of
the Savannah Bancorp Savannah,
Georgia and Savannah Electric and
Power Co., Inc., a division of the
Southern Co.

H. Stewart Davis                    57       1981       123,112(1)(2)     2.47      295,479(1)(2)    17.36
Executive Vice President of the
Company
Thomaston, Georgia

George H. Hightower                 84       1945       328,032(1)(2)      6.3      130,267(1)(2)     7.05
Retired; formerly Chairman of the
Board of the Company,
Thomaston, Georgia

George H. Hightower, Jr.            51       1981       204,308(1)(2)     4.11      271,025(1)(2)    15.92
Executive Vice President of the
Company Thomaston, Georgia; also
serves as a Director of Thomaston
Federal Savings Bank
Thomaston, Georgia

Neil H. Hightower                   59       1980       436,752(1)(2)     8.78      331,759(1)(2)    19.49
President and CEO of the Company,
Thomaston, Georgia

Rosser R. Raines                    62       1993             0              *        2,276(1)           *
Retired, formerly Treasurer of the
Company
Thomaston, Georgia

                                                                  COMMON STOCK OWNED BENEFICIALLY
                                             YEAR      -----------------------------------------------------
                                            FIRST         CLASS A NON-VOTING            CLASS B VOTING
                                           ELECTED           COMMON STOCK                COMMON STOCK
PROPOSED DIRECTORS, 5 YEAR                A DIRECTOR   -------------------------   -------------------------
EMPLOYMENT HISTORIES AND                    OF THE      NUMBER          PERCENT     NUMBER          PERCENT
CERTAIN OTHER DIRECTORSHIPS         AGE    COMPANY     OF SHARES        OF CLASS   OF SHARES        OF CLASS
---------------------------         ---   ----------   ---------        --------   ---------        --------
Dr. Jerry M. Williamson             64       1981         1,100              *          200              *
President, Gordon College,
University System of Georgia,
Barnesville, Georgia
Dom H. Wyant                        73       1983           600              *          200              *
Retired Partner
Jones, Day, Reavis & Pogue
Atlanta, Georgia;
also serves as a Director of
Atlantic American Corporation

---------------

  * Less than 1/2 of 1% of class.
(1) See footnotes to "Principal Holders of Class A and Class B Common Stock," on Pages 2 through 4 for detailed listing of shares beneficially owned.
(2) The family relationships existing among certain of the nominees are as follows: George H. Hightower, Jr. is the son of George H. Hightower. Neil H. Hightower and H. Stewart Davis are the nephews of George H. Hightower.

                       DIRECTORS COMMITTEES AND MEETINGS

     The Board of Directors held twelve meetings during fiscal 2000. The following table sets forth information regarding certain Committees of the Board of Directors:

                                                                  COMMITTEE          NUMBER OF
                 DESCRIPTION OF COMMITTEE                          MEMBERS         MEETINGS HELD
                 ------------------------                    --------------------  -------------
Executive -- purpose of which is to act on behalf of the     G. H. Hightower             2
  Board during the intervals between formal meetings of the  N. H. Hightower
  full Board, in accordance with the policies of the         W. H. Hightower, Jr.
  Company and its Articles of Incorporation and Bylaws.
  Committees are appointed in October each year following
  the annual meeting of shareholders. Mr. William H.
  Hightower, Jr. retired from the Board of Directors at the
  October 7, 1999 meeting of shareholders due to declining
  health. As a result, the Board did not appoint an
  Executive Committee for the current year following the
  1999 annual meeting of shareholders. The Executive
  Committee held two meetings prior to the Board's decision
  not to appoint an Executive Committee for the current
  year.
Audit -- purpose of which is to recommend the selection of   T. D. Adams, Jr.            6
  an independent public accounting firm to audit the books   C. R. Barfield
  and records of the Company; consult with both the          A. H. Davis
  independent and internal accountants concerning the scope  J. M. Williamson of their work and review with them their findings; and to  D. H. Wyant monitor the internal controls of the Company.

                                                                  COMMITTEE          NUMBER OF
                 DESCRIPTION OF COMMITTEE                          MEMBERS         MEETINGS HELD
                 ------------------------                    --------------------  -------------
Stock Option -- purpose of which is to administer the stock  T. D. Adams, Jr.            2
  option plans of the Company                                C. R. Barfield
                                                             A. H. Davis
                                                             J. M. Williamson
                                                             D. H. Wyant

     During fiscal 2000, the Board of Directors and its committees held a total of 22 meetings. Overall attendance at Board and Committee meetings was over 99%.

     The standard arrangement for Directors fees is as follows:

Annual Directors Retainer Fee...............................  $8,000
Directors Fee Per Meeting...................................     600
Monthly Executive Committee.................................     300
Audit Committee Per Meeting.................................     600

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation paid by the Company for services in all capacities to the Company's Chief Executive Officer and four most highly compensated other executive officers.

                             LONG TERM COMPENSATION

                                                    ANNUAL           STOCK        SECURITIES
                                        FISCAL   COMPENSATION      INCENTIVE      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR       SALARY      COMPENSATION(1)   OPTIONS(#)   COMPENSATION(4)
---------------------------             ------   ------------   ---------------   ----------   ---------------
Neil H. Hightower                        2000      $283,578         $3,000           6,500(2)      $10,500
  President, CEO                         1999       314,981            -0-             -0-          16,400
  and Director                           1998       305,910            -0-          41,473(3)       15,200
H. Stewart Davis                         2000       256,844          3,000           6,500(2)         9600
  Executive Vice-President               1999       285,286            -0-             -0-          12,200
  and Director                           1998       277,070            -0-          41,473(3)       11,600
George H. Hightower, Jr.                 2000       256,844            -0-           6,500(2)         9600
  Executive Vice-President               1999       285,286            -0-             -0-          12,800
  and Director                           1998       277,070            -0-          41,473(3)       11,600
Robert B. Dale (5)                       2000       200,938          3,000          10,000(2)          -0-
  Vice President                         1999       100,000            -0-             -0-             -0-
                                         1998           -0-            -0-             -0-             -0-
A. William Ott (6)                       2000       166,125          3,000           5,000(2)          -0-
  Treasurer and CFO                      1999       154,448            -0-             -0-             -0-
                                         1998        25,000            -0-           6,000(2)          -0-

---------------

(1) Amounts shown paid in accordance with the provisions of the Senior Executive Management and Director Incentive Plan outlined in the Report on Executive Compensation on Page 9.

(2) Class A Common Stock.
(3) Consists of 15,000 shares of Class A Common Stock and 26,473 shares of Class B Common Stock.
(4) Amounts shown are for services as Directors, paid in accordance with the fee schedule on Page 5.
(5) Mr. Dale joined the Company January 1, 1999.
(6) Mr. Ott joined the Company May 1, 1998.

                                 STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1997 Stock Option Plan to the listed executive officers during fiscal 2000:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         NUMBER OF    PERCENT OF TOTAL
                                         SECURITIES       OPTIONS
                                         UNDERLYING       GRANTED        EXERCISE OR
                                          OPTIONS     TO EMPLOYEES IN    BASE PRICE    EXPIRATION     GRANT
NAME                                     GRANTED(#)     FISCAL YEAR        ($/SH)         DATE      VALUE $(1)
----                                     ----------   ----------------   -----------   ----------   ----------
Neil H. Hightower                          6,500            7.78            $1.75       08-12-07      $5,070
H. Stewart Davis                           6,500            7.78             1.75       08-12-07       5,070
George H. Hightower, Jr.                   6,500            7.78             1.75       08-12-07       5,070
Robert B. Dale                             5,000            5.99             1.22       08-12-07       2,700
                                           5,000            5.99             1.75       08-12-07       5,070
A. William Ott                             5,000            5.99             1.75       08-12-07       5,070

---------------

(1) The value was calculated using the Black-Scholes methodology. The Company's future stock performance will not necessarily be consistent with such valuation.

                         OPTION EXERCISES AND HOLDINGS

     The table below sets forth information as of June 30, 2000 with respect to exercised and unexercised stock options by the executive officers of the Company named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                             NUMBER OF UNEXERCISED               VALUE OF
                                SHARES                              OPTIONS                IN-THE-MONEY OPTIONS
                               ACQUIRED                      AT FISCAL YEAR END(#)        AT FISCAL YEAR END*($)
                                  ON           VALUE      ---------------------------   ---------------------------
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   -----------   -----------   -------------   -----------   -------------
Neil H. Hightower
  Class A                         --            --          65,600          6,900          $-0-            --
  Class B                         --            --          72,179          5,295           -0-            --
H. Stewart Davis
  Class A                         --            --          65,600          6,900           -0-            --
  Class B                         --            --          72,179          5,294           -0-            --
George H. Hightower, Jr.
  Class A                         --            --          65,600          6,900           -0-            --
  Class B                         --            --          72,179          5,294           -0-            --
Robert B. Dale
  Class A                         --            --           4,000          6,000           -0-            --
  Class B                         --            --              --             --           -0-            --
A. William Ott
  Class A                         --            --           5,600          5,400           -0-            --
  Class B                         --            --              --             --           -0-            --

---------------

* Based on the closing price reported on NASDAQ at fiscal year end less the exercise price.

                               PENSION PLAN TABLE

                                   YEARS OF SERVICE
                   -------------------------------------------------
REMUNERATION(1)      15       20       25        30      35 AND OVER
----------------   ------   ------   -------   -------   -----------
     75,000        10,042   13,389    16,736    20,084      23,431
    100,000        14,354   19,139    23,924    28,709      33,493
    125,000        18,667   24,889    31,111    37,334      43,556
    150,000        22,979   30,639    38,299    45,959      53,618
    175,000        27,292   36,389    45,486    54,584      63,681
    200,000        31,604   42,139    52,674    63,209      73,743
    225,000        35,917   47,889    59,861    71,834      83,806
    250,000        40,229   53,639    67,049    80,459      93,868
    275,000        44,542   59,389    74,236    89,084     103,931
    300,000        48,854   65,139    81,424    97,709     113,993
    400,000        66,104   88,139   110,174   132,209     154,243

---------------

(1) Five-Year Average Annual Compensation

     The table above sets forth the estimated annual benefit payable upon retirement at normal retirement age 65 and under (i) the Company's noncontributory retirement plan covering salaried employees (the "Retirement Plan") and (ii) with respect to three executive officers whose benefits under the Retirement Plan are subject to certain restrictions which apply to tax-qualified plans, Executive Compensation Continuation Agreements (the "Supplemental Agreements") entered into between the Company and such executives. The estimated annual benefits payable set forth above are based on the indicated assumptions as to average annual compensation and years of service as a plan member, and the maximum Covered Compensation amount applicable in 2000 of $35,100. The Retirement Plan provides a retirement benefit at normal retirement for full career employees (35 years of service) of 40.25% of earnings in excess of Covered Compensation and 21.00% of earnings under Covered Compensation. Covered Compensation is the average of the Social Security Wage Bases for the 35 years ending in the year of attainment of the Social Security Retirement Age. Annual employer's contributions fund to the Retirement Plan are determined by actuarial computations to fund the Retirement Plan. Amounts contributed are not allocated to individual participants. The term compensation is defined in the Retirement Plan as all salaries paid. The credited years of service under the Retirement Plan for the officers named in the foregoing compensation table as of September 1, 2000, were: Mr. Neil H. Hightower (age 59)-35 years; Mr. H. Stewart Davis (age 57)-35 years; Mr. George H. Hightower, Jr. (age 51)-26 years; Mr. Robert B. Dale (age 53)-1 year; and Mr. A. William Ott (age 44)-2 years.

     The Supplemental Agreements obligate the Company to provide pension and/or death benefits to certain executives that will supplement those benefits paid under the Retirement Plan, and will be equal to the difference between the benefit which the executive or his beneficiary would receive from the Retirement Plan in the absence of federally-imposed limitations on the amount of compensation which may be considered for purposes of the Retirement Plan and on the maximum amount of benefits payable from tax-qualified plans, and the amount which the executive or beneficiary in fact receives from the Retirement Plan. For purposes of these agreements, the definition of compensation does not include any gain which might result from exercise of any stock options granted to the executive by the Company. This benefit is unfunded and may be forfeited by the executive in certain circumstances.

  Employment Contracts, Termination of Employment and Change-in-Control Arrangements

     The Company's Board of Directors has approved the preparation and execution of employee severance agreements (the "Severance Agreements") with Neil H. Hightower, George H. Hightower, Jr., H. Stewart Davis, Robert B. Dale and A. William Ott and certain other key employees of the Company. The terms of the Severance Agreements approved by the Board of Directors distinguish between severance payments made in the ordinary course and those made in connection with a change of control of the Company. Under these terms, four of the Company executive officers will receive cash severance payments equal to 24 months of their respective base salaries if a termination occurs in connection with a change of control, and 18 months of their respective base salaries if a qualifying termination of employment occurs in the ordinary course. Certain of the Company's other key employees will receive 12 months of their respective base salaries if a termination occurs in connection with a change of control, and will remain subject to the Company's existing severance policy if a qualifying termination of employment occurs in the ordinary course. The following table sets forth the amount of the severance payments the listed named executive officers would receive pursuant to these Severance Agreements under the applicable circumstances:

                                                         BASIC SEVERANCE     CHANGE OF CONTROL
NAME                                                    IN ORDINARY COURSE       SEVERANCE
----                                                    ------------------   -----------------
Neil H. Hightower.....................................       $425,367(1)         $567,156(3)
George H. Hightower, Jr. .............................        385,266(1)          513,688(3)
H. Stewart Davis......................................        385,266(1)          513,688(3)
A. William Ott........................................        255,000(1)          340,000(3)
Robert B. Dale........................................        154,615(2)          200,000(4)

---------------

(1) Represents 18 months severance payment.
(2) Represents severance payment in accordance with the Company's current severance policy.
(3) Represents 24 months severance payment.
(4) Represents 12 months severance payment.

                        REPORT ON EXECUTIVE COMPENSATION

     The executive officers of the corporation are elected annually. The Board of Directors reviews and approves the compensation of the Company's executive officers at each annual election. While the profitability of the Company is generally considered with respect to executive compensation, no specific thresholds or formulas are used. Factors considered are typically subjective. The compensation of the Chief Executive Officer is determined in the same manner as the compensation of other executive officers.

     The Company has granted stock options to its executive officers in the past to strengthen the mutuality of interest between the Company's senior management and shareholders. Executive officers are encouraged to accumulate stock of the Company over time. Stock options help to retain and motivate executives, but reward executives only for overall performance which improves returns for shareholders. Each of the Company's executive officers has been granted stock options in previous years pursuant to the Company's stock option plans. Stock options provided under the 1997 Stock Option Plan were granted to ten executive officers during fiscal year 2000.

     To further encourage its executives to accumulate stock of the Company, the Board of Directors approved the creation of a Senior Executive Management and Director Incentive Plan in February, 2000. Under this plan, certain key executives and directors of the Company who purchase the Company's capital stock on the open market are eligible to receive one-half of the purchase price they pay for the acquired stock in the form of a cash incentive bonus which is limited to $3,000 during the one-year life of the plan. The Company paid such cash incentive bonuses under the plan to six executives during the fiscal year 2000.

     Federal tax legislation enacted in 1993 would preclude public companies from taking a tax deduction for compensation over $1 million which is not "performance-based" and is paid, or otherwise taxable to persons named in the Summary Compensation Table and employed by the Company at the end of the applicable tax year. No named executive officer is likely to earn over $1 million in the near future. The Company intends to monitor executive compensation with respect to federal tax law.

     The Board has approved the Supplemental Agreements with executive officers whose benefits under the Retirement Plan would be subject to certain restrictions which apply to tax-qualified plans. The purpose of the

Supplemental Agreements is to ensure that each executive officer's total retirement income benefit will equal the amounts that would have been payable under the Retirement Plan to him absent such limitations.

     Submitted by the Board of Directors.

Neil H. Hightower                    Thomas D. Adams, Jr.
George H. Hightower                  C. Ronald Barfield
George H. Hightower, Jr.             Archie H. Davis
H. Stewart Davis                     Dr. Jerry M. Williamson
Rosser R. Raines                     Dom H. Wyant

                 DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION

     Neil H. Hightower, George H. Hightower, Jr. and H. Stewart Davis are all executive officers of the Company. George H. Hightower and Rosser R. Raines are former executive officers of the Company.

                            STOCK PERFORMANCE GRAPH

     The following graph compares, for a five-year period ending June 30, 2000, the Company's total return to Class A shareholders (stock price increase plus dividends, divided by beginning stock price) with that of (i) Standard & Poor's 500 Composite Index and (ii) a peer group comprised of the following publicly traded textile companies:

         Burlington Industries, Inc.
         Cone Mills Corp.
         Delta Woodside Industries, Inc.
         Galey & Lord, Inc.
         Pillowtex Corp.
         Springs Industries, Inc.

                                                   THOMASTON MILLS ($)            S & P 500 ($)              PEER GROUP ($)
                                                   -------------------            -------------              --------------
1996                                                      86.08                      126.00                      118.26
1997                                                      85.40                      169.72                      139.42
1998                                                      51.12                      220.91                      173.98
1999                                                      18.37                      271.18                      133.17
2000                                                       8.77                      290.84                       66.34

     - ASSUMES INITIAL INVESTMENT OF $100

     - USES AVERAGE BEGINNING OF PERIOD MARKET CAPITALIZATION

     - PEER GROUP EXCLUDES THOMASTON MILLS, INC. PERFORMANCE

                          TRANSACTIONS BETWEEN COMPANY
                       AND DIRECTORS, OFFICERS AND OWNERS

     In the ordinary course of its business, the Company purchases cloth and other textile products at prevailing market prices from a variety of suppliers, including Mount Vernon Mills, Inc., which is the beneficial owner of more than 5% of the outstanding Class B Common Stock. During the last fiscal year, Company purchases from Mount Vernon Mills, Inc. amounted to approximately $675,000. Except as set forth above, in the last fiscal year there have been no transactions or series of similar transactions, nor are there any currently proposed transactions or series of similar transactions, exceeding $60,000, to which the Company or any of its subsidiaries was or is to be a party, with any director, director nominee, executive officer, beneficial or record shareholder owning more than 5% of the outstanding Class B Common Stock, or any member of the immediate family of any of the foregoing persons. Director nominee Dom H. Wyant is a retired partner of the law firm of Jones, Day, Reavis & Pogue, which was retained for legal services. Director nominee C. Ronald Barfield is a partner of the law firm Adams, Barfield, Dunaway & Hankinson, which was also retained for legal services.

          APPROVAL OF SELECTION OF INDEPENDENT AUDITORS (PROXY ITEM 2)

     The Board of Directors of the Company has selected Ernst & Young LLP, certified public accountants, to serve as independent auditors for the ensuing fiscal year, subject to ratification by the Company's shareholders.

     A representative of Ernst & Young LLP is expected to be present at the shareholders' meeting and have the opportunity to make a statement if he so desires. Such representative will be available to respond to appropriate questions.

     Except in its capacity as independent auditors, Ernst & Young LLP has no direct or indirect financial interest in the Company and has not had any such interest during the past three years.

     The Audit Committee of the Board of Directors approved all of the non-audit services provided by Ernst & Young LLP and believes they have no effect on audit independence.

           SHAREHOLDERS ENTITLED TO VOTE AND VOTE REQUIRED FOR ACTION

     Only shareholders of record of Class B Common Stock at the close of business on August 22, 2000 will be entitled to vote at the meeting. Each shareholder of record on the record date is entitled to one vote for each share of Class B Common Stock of the Company held by him. With respect to each of the proposals to be presented at the Annual Meeting of Shareholders and with respect to the election of the ten nominees for director, a majority of the votes represented at the meeting will be required for approval. Under the Company's Bylaws, properly executed proxies either marked "abstain" or held in "street name" by brokers that are not voted on one or more particular matters (if otherwise voted on at least one matter) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting but will not be treated as either a vote for or a vote against any of the matters to which such abstention or broker non-vote applies.

     The Company has 4,909,680 shares of Class A Common Stock outstanding as of August 22, 2000. The Class A Common Stock has no voting rights except as may otherwise be required by law. No action involving such voting rights is expected to be proposed at the Annual Meeting to be held on October 5, 2000.

                            SHAREHOLDERS' PROPOSALS

     Shareholders' proposals intended for inclusion in next year's proxy statement should be sent to the Secretary of the Company, P.O. Box 311, Thomaston, Georgia 30286 and must be received by May 17, 2001. In accordance with the rules of the Securities and Exchange Commission, the Company may exercise discretionary authority to vote proxies with respect to any shareholder proposal to be presented at the Company's 2001 Annual Meeting of Shareholders but not included in the Company's proxy statement for such meeting if the shareholder making the proposal has not given notice to the Company by July 31, 2001.

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     The management does not know of any matter other than those referred to in the accompanying notice of the Annual Meeting of Shareholders which is to come before the meeting. As to any other matters or proposals that may legally come before the meeting, it is the intention of the persons named as attorneys in the proxy to vote said proxy in accordance with their best judgment.

     THE DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR THE ELECTION OF THE TEN NOMINEES AS DIRECTORS; AND FOR RATIFYING THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

     IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY.

                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

---------------------------------------       1. Election of Directors.
         THOMASTON MILLS, INC.                                                                         For All     With-    For All
---------------------------------------                                                                Nominees    hold     Except
                                                 THOMAS D. ADAMS, JR.     ROSSER R. RAINES               [ ]        [ ]      [ ]
                                                 C. RONALD BARFIELD       NEIL H. HIGHTOWER
                                                 H. STEWART DAVIS         GEORGE H. HIGHTOWER, JR.
                                                 GEORGE H. HIGHTOWER      DR. JERRY M. WILLIAMSON
                                                 ARCHIE H. DAVIS          DOM H. WYANT

                                                 NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE,
                                                 MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE
                                                 NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

                                                                                                         For      Against  Abstain
                                              2. To approve the selection of Ernst & Young LLP as        [ ]        [ ]      [ ]
                                                 the independent auditors of the corporation.

                                              3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please be sure to sign and date this Proxy.


---------------------------------------
Date


---------------------------------------           Mark box at right if an address change has been noted on the
Shareholder sign here                             reverse side of this card.                                                 [ ]


---------------------------------------
Co-owner sign here


                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                             THOMASTON MILLS, INC.

                              115 EAST MAIN STREET
                    P.O. BOX 311, THOMASTON, GEORGIA 30286

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Neil H. Hightower and George H. Hightower, Sr. as Proxies, or either of them, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Common Stock of Thomaston Mills, Inc., held of record by the undersigned on August 22, 2000 at the annual meeting of shareholders to be held on October 5, 2000 or any adjournment thereof, at the Employee Relations Office, 207 East Gordon Street, Thomaston, Georgia 30286.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

                MANAGEMENT RECOMMENDS A VOTE FOR ALL PROPOSALS.

  PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN ENCLOSED
                                   ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side of this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?

--------------------------------------------------------------------------------

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